Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

June 2010 Performance Update

The Frontier Fund Supplement Dated June 30, 2010 to Prospectus Dated April 30, 2010

The Frontier Fund Class 1 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

June performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	June 30, 2010	June 30, 2010	NAV / Unit
	MTD	YTD
Balanced Series-1	0.15%	1.99%	$120.89
Balanced Series-1a	0.07%	1.59%	$107.17
Campbell/Graham/Tiverton Series-1	-0.98%	-3.70%	$100.78
Currency Series-1	-1.21%	2.59%	$80.02
Long/Short Commodity Series-1	-2.97%	-5.73%	$107.25
Winton/Graham Series-1	-0.14%	0.58%	$110.70
Winton Series-1	2.10%	7.91%	$126.88
Long Only Commodity Series-1	1.00%	-10.02%	$75.21
Managed Futures Index Series-1	0.95%	2.20%	$115.01

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of June 30, 2010. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(3,454,934.58)
Unrealized trading gain/(loss)			5,521,723.06
Less: commissions			(404,007.26)
Less: FCM fees			(106,091.60)
Foreign currency gain/(loss)			29,651.84
Interest income			7,332.86

Total Income			1,593,674.32

EXPENSES

Management fees			107,712.94
Incentive fees			293,908.39
Broker service fees			761,730.04

Total Expenses			1,163,351.37

Net Income (Loss)			$430,322.95

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,319,717.46946	$280,013,348.14	120.71
Current month additions	511.30919	61,647.52
Current month redemptions	(19,310.88692)	(2,346,015.66)
Net Income (loss) for current month		430,322.95

Net Asset Value, end of current month	2,300,917.89173	$278,159,302.95	120.89

	Monthly rate of return		0.15%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(79,814.55)
Unrealized trading gain/(loss)			123,132.92
Less: commissions			(9,309.41)
Less: FCM fees			(2,441.35)
Foreign currency gain/(loss)			751.39
Interest income			7,587.96

Total Income			39,906.96

EXPENSES

Trading Fee			12,521.46
Management fees			2,445.88
Incentive fees			6,163.78
Broker service fees			17,529.32

Total Expenses			38,660.44

Net Income (Loss)			$1,246.52

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	60,981.56715	$6,530,758.36	107.09
Current month additions	6.05957	647.84
Current month redemptions	(4,848.72096)	(516,164.06)
Net Income (loss) for current month		1,246.52

Net Asset Value, end of current month	56,138.90576	$6,016,488.66	107.17

	Monthly rate of return		0.07%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$672,922.84
Unrealized trading gain/(loss)			(865,132.58)
Less: commissions			(32,225.78)
Less: FCM fees			(28,536.67)
Foreign currency gain/(loss)			(1,455.97)
Interest income			1,278.71

Total Income			(253,149.45)

EXPENSES

Management fees			190,105.43
Incentive fees			(4.47)
Broker service fees			173,152.55

Total Expenses			363,253.51

Net Income (Loss)			$(616,402.96)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	629,334.67255	$64,048,048.03	101.77
Current month additions	93.72528	9,499.67
Current month redemptions	(6,906.26645)	(705,459.07)
Net Income (loss) for current month		(616,402.96)

Net Asset Value, end of current month	622,522.13138	$62,735,685.67	100.78

	Monthly rate of return		-0.98%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$19,063.17
Unrealized trading gain/(loss)			(80,881.59)
Less: FCM fees			(3,153.30)
Interest income			4,252.46

Total Income			(60,719.26)

EXPENSES

Management fees			5,070.53
Incentive fees			—
Broker service fees			19,244.96

Total Expenses			24,315.49

Net Income (Loss)			$(85,034.75)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	89,135.98789	$7,220,007.60	81.00
Current month additions	67.49194	5,402.27
Current month redemptions	(1,843.01275)	(149,495.04)
Net Income (loss) for current month		(85,034.75)

Net Asset Value, end of current month	87,360.46708	$6,990,880.08	80.02

	Monthly rate of return		-1.21%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,300,012.45)
Unrealized trading gain/(loss)			1,433,090.37
Less: commissions			(96,237.65)
Less: FCM fees			(16,429.15)
Foreign currency gain/(loss)			1,885.08
Interest income			69,526.55

Total Income			(908,177.25)

EXPENSES

Management fees			178,670.11
Incentive fees			(68,859.77)
Broker service fees			99,916.79

Total Expenses			209,727.13

Net Income (Loss)			$(1,117,904.38)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	341,335.66673	$37,727,271.56	110.53
Current month additions	94.42902	10,197.03
Current month redemptions	(10,216.32890)	(1,097,700.01)
Net Income (loss) for current month		(1,117,904.38)

Net Asset Value, end of current month	331,213.76685	$35,521,864.20	107.25

	Monthly rate of return		-2.97%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$1,424,480.42
Unrealized trading gain/(loss)			(1,199,904.14)
Less: commissions			(26,022.15)
Less: FCM fees			(20,526.68)
Foreign currency gain/(loss)			(774.48)
Interest income			24,198.31

Total Income			201,451.28

EXPENSES

Management fees			140,072.75
Incentive fees			(36.90)
Broker service fees			124,332.05

Total Expenses			264,367.90

Net Income (Loss)			$(62,916.62)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	414,378.39824	$45,933,859.86	110.85
Current month additions	110.52658	12,146.00
Current month redemptions	(2,325.49698)	(257,367.06)
Net Income (loss) for current month		(62,916.62)

Net Asset Value, end of current month	412,163.42784	$45,625,722.18	110.70

	Monthly rate of return		-0.14%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$2,918,760.41
Unrealized trading gain/(loss)			(1,635,246.38)
Less: commissions			(7,547.39)
Less: FCM fees			(21,891.21)
Foreign currency gain/(loss)			(4,059.94)
Interest income			26,061.21

Total Income			1,276,076.70

EXPENSES

Management fees			118,625.20
Incentive fees			—
Broker service fees			133,221.98

Total Expenses			251,847.18

Net Income (Loss)			$1,024,229.52

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	392,987.11427	$48,837,008.50	124.27
Current month additions	191.74973	23,878.41
Current month redemptions	(4,421.46564)	(561,254.13)
Net Income (loss) for current month		1,024,229.52

Net Asset Value, end of current month	388,757.39836	$49,323,862.30	126.88

	Monthly rate of return		2.10%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$29,949.81
Unrealized trading gain/(loss)			3,942.16
Less: commissions			—
Less: FCM fees			(1,341.69)
Foreign currency gain/(loss)			—
Interest income			5,796.31

Total Income			38,346.59

EXPENSES

Management fees			3,473.28
Incentive fees			—
Broker service fees			5,482.19

Total Expenses			8,955.47

Net Income (Loss)			$29,391.12

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	41,102.02387	$3,060,567.34	74.46
Current month additions	0.97924	75.28
Current month redemptions	(1,175.04935)	(87,201.89)
Net Income (loss) for current month		29,391.12

Net Asset Value, end of current month	39,927.95376	$3,002,831.85	75.21

	Monthly rate of return		1.00%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2010

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$48,315.42
Unrealized trading gain/(loss)			(24,091.75)
Less: commissions			(702.12)
Less: FCM fees			(769.12)
Foreign currency gain/(loss)			(245.15)
Interest income			100.41

Total Income			22,607.69

EXPENSES

Management fees			3,435.78
Incentive fees			—
Broker service fees			3,098.52

Total Expenses			6,534.30

Net Income (Loss)			$16,073.39

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	15,144.55858	$1,725,328.39	113.92
Current month additions	—	—
Current month redemptions	(115.23159)	(12,908.35)
Net Income (loss) for current month		16,073.39

Net Asset Value, end of current month	15,029.32699	$1,728,493.43	115.01

	Monthly rate of return		0.95%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1660 Lincoln Street, Suite 100
Denver, Colorado 80264
On Behalf of the Frontier Fund - Managed Futures Index Series 1